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                                                                  Exhibit 23(b)



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Prospectus Supplement dated October 17, 2000, related to the Registration Statement (Form S-3 No. 333-95181) of King Pharmaceuticals, Inc. of our report dated January 31, 2000 related to the consolidated financial statements and schedule of Jones Pharma Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the Current Report on Form 8-K of King Pharmaceuticals, Inc. dated October 19, 2000, both filed with the Securities and Exchange Commission.


St. Louis, Missouri
October 19, 2000